Exhibit 10.12

FORM OF STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (this “Agreement”), dated as of                     , 200    , is made between by and between JMP Holdings Inc., a Delaware corporation (the “Secured Party” or the “Company”), on its behalf and on behalf of its subsidiaries and affiliates (collectively with the Company, JMP Group LLC and its and their predecessors and successors, the “Firm”), and the individual whose name appears at the end of this Agreement (“Pledgor”).

W I T N E S S E T H:

WHEREAS, in connection with Pledgor’s participation in the Reorganization and Exchange Agreement (the “Reorganization Agreement”), dated as of                     , 2007, by and among the Company, JMP Group LLC (“JMP LLC”) and Joseph A. Jolson as representative of the holders of JMP LLC membership interests, Pledgor, along with other individuals party thereto, and the Secured Party have entered into a Partners’ Exchange Agreement (as amended, modified, renewed, extended or replaced from time to time, the “Partners’ Exchange Agreement”), dated as of the date hereof, in respect of, inter alia, Pledgor’s obligations to keep information concerning the Firm confidential, not to engage in competitive activities, not to solicit the Firm’s clients or employees, and to cooperate with the Firm in maintaining certain relationships following the termination of Pledgor’s employment. In addition, Pledgor has agreed under the Partners’ Exchange Agreement to certain provisions regarding arbitration, choice of law and choice of forum, injunctive relief and submission to jurisdiction with respect to the enforcement of the Obligations.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor and Secured Party hereby agree as follows:

SECTION 1 Definitions; Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Partners’ Exchange Agreement.

(b) As used in this Agreement, the following terms shall have the following meanings:

“Additional Collateral” means any and all (i) securities, property, interest, dividends and other payments and distributions issued as an addition to, in redemption of, in renewal or exchange for, in substitution of, or upon conversion of, the Pledged Shares or such additional capital stock or other equity securities or other interests in the Company received in respect of any stock split, reverse stock split, stock dividend, spinoff, splitup, merger or other combination, exchange or distribution in connection with any reclassification, increase or reduction of capital, in each case, with respect to the Pledged Shares, and (ii) cash and non-cash proceeds of the Pledged Shares, and all supporting obligations, of any or all of the foregoing, in each case from time to time received or receivable by, or otherwise paid or distributed to or acquired by, Pledgor.

“Company” has the meaning set forth in preamble.

“Documents” means this Agreement, the Partners’ Exchange Agreement, the Reorganization Agreement and all other certificates, documents, agreements and instruments delivered to Secured Party under the Partners’ Exchange Agreement or in connection with the Obligations.

“Event of Default” has the meaning set forth in Section 7.

“Firm” has the meaning set forth in preamble.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Partners Exchange Agreement” has the meaning set forth in the recitals.

“Obligations” means the liabilities and other obligations of Pledgor to Secured Party under or in connection with this Agreement, the Partner Covenants under the Partners’ Exchange Agreement, including, without limitation, all the Liquidated Damages required to be paid under Partners’ Exchange Agreement, and all interest accrued thereon, all fees and all other amounts payable by Pledgor to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Pledgor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Collateral” has the meaning set forth in Section 2(a).

“Pledged Shares” means all of the issued and outstanding shares of Common Stock, whether certificated or uncertificated, of the Company issued to Pledgor by Company pursuant to the Reorganization Agreement in exchange for Class A Inside Member Interest (and specifically excluding any Common Stock issued in exchange for his or her Class B Member Interest with respect to which he or she is deemed an Outside Member of the Firm), as more specifically described in Schedule 1.

“Prime Rate” means the prime rate as quoted from time to time in the “Money Rates” section of the western edition of the Wall Street Journal (or, if not available therein, in such other publication as the Secured Party reasonably shall designate).

“Reorganization Agreement” has the meaning set forth in recitals.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California.

(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2 Security Interest.

(a) As security for the payment and performance of the Obligations, Pledgor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor’s right, title and interest in, to and under (i) the Pledged Shares and the Additional Collateral and any certificates and instruments now or hereafter representing the Pledged Shares and the Additional Collateral, (ii) all rights, interests and claims with respect to the Pledged Shares and Additional Collateral, including under any and all related agreements, instruments and other documents, and (iii) all books, records and other documentation of Pledgor related to the Pledged Shares and Additional Collateral, in each case whether presently existing or owned or hereafter arising or acquired and wherever located (collectively, the “Pledged Collateral”).

(b) Pledgor hereby agrees to deliver to or for the account of Secured Party, at the address and to the Person or Persons to be designated by Secured Party, the certificates representing the Pledged Shares, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. The Pledged Shares shall be in certificated form, however, if at any time the Pledged Shares are required by law to be issued in uncertificated form, Pledgor hereby agrees to deliver to or for the account of Secured Party, such instruments, control agreements or other documents necessary to transfer and deliver control and possession of the uncertificated Pledged Shares to Secured Party all in form and substance satisfactory to Secured Party.

(c) If Pledgor shall become entitled to receive or shall receive any Additional Collateral, Pledgor shall accept any such Additional Collateral as Secured Party’s agent, shall hold it in trust for Secured Party, shall segregate it from other property or funds of Pledgor, and shall deliver all Additional Collateral and all certificates, instruments and other writings representing such Additional Collateral forthwith to or for the account of Secured Party, at the address and to the Person to be designated by Secured Party, which shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party, to be held by Secured Party subject to the terms hereof, as part of the Pledged Collateral. Upon accepting any such Additional Collateral hereunder, Secured Party shall promptly send a notification to Pledgor describing the Additional Collateral accepted and held as part of the Pledged Collateral hereunder, which notification shall be deemed to be a Schedule to this Agreement and may be attached hereto.

(d) Pledgor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Pledged Collateral, and Pledgor shall execute and deliver to Secured Party, and Pledgor hereby authorizes Secured Party to file (with or without Pledgor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to effect a transfer of a perfected first priority security interest in and pledge of the Pledged Collateral to Secured Party pursuant to the UCC and to continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Pledged Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Pledgor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof. Pledgor will cooperate with Secured Party in obtaining control (as defined in the UCC) of Pledged Collateral consisting of investment property. Pledgor will join with Secured Party in notifying any third party who has possession of any Pledged Collateral of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that is holding the Pledged Collateral for the benefit of Secured Party.

(e) Pledgor agrees that this Agreement shall create a continuing security interest in and pledge of the Pledged Collateral which shall remain in effect until terminated in accordance with Section 21.

SECTION 3 Representations and Warranties. Pledgor represents and warrants to Secured Party that:

(a) This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.

(b) No approval or consent of any other Person, is required for the due execution, delivery or performance by Pledgor of this Agreement.

(c) With respect to the Pledged Shares Pledgor is, or when such Pledged Shares are issued by the Company, Pledgor will be, and with respect to any Additional Collateral Pledgor will be, the legal record and beneficial owner thereof, and has and will have good and marketable title thereto, subject to no Lien except for the pledge and security interest created by this Agreement.

(d) Pledgor’s residence and place of business, and all books and records concerning the Pledged Collateral, are located at its address set forth on the signature pages hereof, and Pledgor’s exact legal name is as set forth in the first paragraph of this Agreement.

(e) Other than (i) financing statements previously disclosed in writing to Secured Party and (ii) financing statements in favor of Secured Party, no effective financing statement naming Pledgor as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Pledged Collateral is on file in any filing or recording office in any jurisdiction.

(f) No control agreements exist with respect to any Pledged Collateral other than control agreements in favor of Secured Party.

Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each delivery of Pledged Collateral hereunder.

SECTION 4 Covenants. So long as any of the Obligations remain unsatisfied, Pledgor agrees that:

(a) Pledgor will, at its own expense, appear in and defend any action, suit or proceeding which purports to affect its title to, or right or interest in, the Pledged Collateral or the security interest of Secured Party therein and the pledge to Secured Party thereof.

(b) Pledgor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of: (i) any change in Pledgor’s location of principal residence and (if different) its principal place of business; (ii) any change in the location of books and records pertaining to Pledged Collateral; and (iii) any change in its name.

(c) Pledgor will not surrender or lose possession of (other than to Secured Party or, with the prior consent of Secured Party, to a depositary or financial intermediary), exchange, sell, convey, transfer, assign or otherwise dispose of or transfer the Pledged Collateral or any right, title or interest therein.

(d) Pledgor will not create, incur or permit to exist any Liens upon or with respect to the Pledged Collateral, other than the security interest of and pledge to Secured Party created by this Agreement.

(e) Pledgor will not enter into any shareholders agreement, voting trust, proxy agreement or other agreement or understanding which affects or relates to the voting or giving of written consents with respect to any of the Pledged Collateral.

(f) Pledgor will give Secured Party immediate notice of the establishment of (or any change in or to) any securities account pertaining to any Pledged Collateral.

(g) Pledgor hereby agrees that the Secured Party is authorized to hold the Pledged Collateral through one or more custodians, including an affiliate of Secured Party. If requested by Secured Party, Pledgor hereby agrees to execute and deliver a custody agreement, in form and substance satisfactory to Secured Party, whereby an affiliate of the Firm or a third party designated by the Company would hold the Pledged Shares pursuant to the terms of this Agreement and the Partners’ Exchange Agreement.

(h) Pledgor will take such actions as Pledgor as Secured Party shall reasonably request to consummate and make effective the transactions contemplated by this Agreement

SECTION 5 Administration of the Pledged Collateral.

(a) Unless an Event of Default shall have occurred: (i) Pledgor shall be entitled to receive and retain for its own account any cash dividend in respect of the Pledged Collateral that is not Additional Capital, to the extent consistent with the Partners’ Exchange

Agreement; and (ii) Pledgor shall have the right to vote the Pledged Collateral and to retain the power to control the direction, management and policies of the Company to the same extent as Pledgor would if the Pledged Collateral were not pledged to Secured Party pursuant to this Agreement; provided, however, that Secured Party shall receive, and Pledgor shall not be entitled to receive, (A) cash paid, payable or otherwise distributed in redemption of, or in exchange for or in substitution of, any Pledged Collateral, or (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution of the Company or in connection with a reduction of capital, capital surplus or paid-in-surplus or any other type of recapitalization involving the Company; and provided further, however, that no vote shall be cast or consent, waiver or ratification given or action taken or proxy given which would have the effect of impairing the position or interest of Secured Party in respect of the Pledged Collateral or which would alter the voting rights with respect to the stock of the Company or be inconsistent with or violate any provision of this Agreement or any other Documents. Secured Party shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and other rights which it is entitled to exercise, and to receive distributions which it is authorized to receive and retain, pursuant to this subsection (a).

(b) Upon and after the occurrence of any Event of Default: (i) Secured Party shall be entitled to receive all distributions and payments of any nature with respect to the Pledged Collateral, to be held by Secured Party as part of the Pledged Collateral; (ii) Secured Party shall have the right following prior written notice to Pledgor to vote or consent to take any action with respect to the Pledged Collateral and exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if Secured Party were the absolute owner thereof; and (iii) Secured Party shall have the right, for and in the name, place and stead of Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral, to endorse any checks, drafts, money orders and other instruments relating thereto, to sue for, collect, receive and give acquittance for all moneys due or to become due in connection with the Pledged Collateral and otherwise to file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Pledged Collateral, execute any and all such other documents and instruments, and do any and all such acts and things, as Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes of this Agreement.

(c) Distributions and other payments which are received by Pledgor but which it is not entitled to retain as a result of the operation of subsection (a) or (b) shall be held in trust for the benefit of Secured Party, be segregated from the other property or funds of Pledgor, and be forthwith paid over or delivered to Secured Party in the same form as so received.

(d) At any time and from time to time, Secured Party may cause any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees (subject to the revocable rights specified in subsection (a)). Secured Party shall at all times have the right to exchange uncertificated Pledged Collateral for certificated Pledged Collateral, and to exchange certificated Pledged Collateral for certificates of larger or smaller denominations, for any purpose consistent with this Agreement.

(e) For the purpose of enabling Secured Party to exercise its rights under this Section 5 or otherwise in connection with this Agreement, Pledgor hereby (i) constitutes and appoints each of Secured Party, the Chief Executive Officer of the Secured Party, the Chief Financial Officer of the Secured Party and the General Counsel of the Secured Party its true and lawful attorney-in-fact, each with full power and authority to execute any notice, assignment, endorsement or other instrument or document, and to do any and all acts and things for and on behalf of Pledgor, which Secured Party may deem necessary or desirable to protect, collect, realize upon and preserve the Pledged Collateral, to enforce Secured Party’s rights with respect to the Pledged Collateral and to accomplish the purposes hereof, and (ii) except for any power of attorney in favor of the Company or any of its employees or agents, the Firm or any employee or agent thereof in connection with the Reorganization and the IPO, revokes all previous proxies with regard to the Pledged Collateral and appoints Secured Party as its proxyholder with respect to the Pledged Collateral to attend and vote at any and all meetings of the shareholders of the Company held on or after the date of this proxy and prior to the termination hereof, with full power of substitution to do so and agrees, if so requested, to execute or cause to be executed appropriate proxies therefor. Each such appointment is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Pledgor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 5.

(f) If no Event of Default has occurred, the Pledged Shares and any Additional Collateral shall be released from the pledge hereunder, and the security interest hereby created in the Pledged Shares and any Additional Collateral shall simultaneously be released as follows:

(i) On the first Business Day following the second anniversary of the IPO Date, the number of Pledged Shares (and, as applicable, any Additional Collateral related thereto) equal to the number of shares of Common Stock of Pledgor that are released from the transfer restrictions under Section 1.3(a)(i) of the Partners’ Exchange Agreement shall be released;

(ii) On the first Business Day following the third anniversary of the IPO Date, the number of Pledged Shares (and, as applicable, any Additional Collateral related thereto) equal to the number of shares of Common Stock of Pledgor that are released from the transfer restrictions under Section 1.3(a)(ii) of the Partners’ Exchange Agreement shall be released;

(iii) On the first Business Day following the fourth anniversary of the IPO Date, all remaining Pledged Collateral shall be released;

Notwithstanding the foregoing, no Pledged Collateral shall be released if there are one or more pending disputes between Pledgor and the Company as to the occurrence of an Event of Default or as to the right of the Secured Party to exercise its remedies under this Agreement or the Partners’ Exchange Agreement, including realization against the Pledged Collateral in accordance with Section 8 hereof, and the Pledged Collateral shall not be released and this Agreement shall not terminate until the resolution of all such disputes.

SECTION 6 Secured Party’s Duties. Notwithstanding any provision contained in this Agreement, Secured Party shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to Pledgor or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder and the accounting for moneys actually received by Secured Party hereunder, Secured Party shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Pledged Collateral.

SECTION 7 Events of Default. Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a) Pledgor shall fail to pay when due any amount of the Liquidated Damages under the Partners’ Exchange Agreement.

(b) Pledgor shall fail to perform or observe in any material respect any of the Partner Covenants under Partners’ Exchange Agreement.

SECTION 8 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare the Liquidated Damages to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or the Partners’ Exchange Agreement, the right to enforce the Liquidated Damages against Pledgor and all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, Pledgor agrees that any item of the Pledged Collateral may be sold for cash or on credit or for future delivery without assumption of any credit risk, in any number of lots at the same or different times, at any exchange, brokers’ board or elsewhere, by public or private sale, and at such times and on such terms, as Secured Party shall determine; provided, however, that Pledgor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party in cash. Secured Party shall give Pledgor such notice of any private or public sales as may be required by the UCC or other applicable law. Pledgor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Pledged Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Pledgor hereby releases to the extent permitted by law. Pledgor acknowledges and agrees with the Secured Party that the Secured Party has no affirmative obligation to prepare or keep effective any such registration statement and agrees that at any private sale the Pledged Shares may be sold at a price that is less than the price which might have been obtained at a public sale or that is less than the aggregate outstanding amount of the Liquidated Damages.

(b) The cash proceeds actually received from the sale or other disposition or collection of Pledged Collateral, and any other amounts received in respect of the Pledged Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Pledged Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12; and second, to the payment of the Liquidated Damages. Any surplus thereof which exists after payment and performance in full of the Liquidated Damages shall be promptly paid over to Pledgor or otherwise disposed of in accordance with the UCC or other applicable law. Pledgor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Pledged Collateral.

SECTION 9 Certain Waivers. (a) Pledgor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Pledged Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Pledged Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Pledged Collateral;

(b) Pledgor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Pledged Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. Secured Party may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Pledged Collateral. If Secured Party sells any of the Pledged Collateral upon credit, Pledgor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Pledged Collateral, Secured Party may resell the Pledged Collateral and Pledgor shall be credited with the proceeds of the sale.

SECTION 10 Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to their respective addresses, email addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address, facsimile number or email address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission or electronic mail, when sent.

SECTION 11 No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 12 Costs and Expenses.

(a) Pledgor agrees to pay on demand all costs and expenses of Secured Party, including the fees and disbursements of counsel to Secured Party, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Pledged Collateral.

(b) Pledgor agrees to indemnify Secured Party against and hold it harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

(c) Any amounts payable to the Secured Party under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full at a per annum rate equal to the Prime Rate.

SECTION 13 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Pledgor, Secured Party and their respective successors, assigns, personal representatives, heirs and legatees (including any trust pledgor now or hereafter may create) and shall bind any Person who becomes bound as a debtor to this Agreement. Pledgor may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Secured Party. Any such purported assignment, transfer, hypothecation or other conveyance by Pledgor without the prior express written consent of Secured Party shall be void. Pledgor acknowledges and agrees that in connection with an assignment of, or grant of a participation in, the Obligations Secured Party may assign, or grant participations in, all or a portion of its rights and obligations hereunder. Upon any assignment of Secured Party’s rights hereunder, such assignee shall have, to the extent of such assignment, all rights of Secured Party hereunder. Pledgor agrees that, upon any such assignment, such assignee may enforce directly, without joinder of Secured Party, the rights of Secured Party set forth in this Agreement. Any such assignee shall be entitled to enforce Secured Party’s rights and remedies under this Agreement to the same extent as if it were the original secured party named herein.

SECTION 14 Pledgor’s Obligations Not Affected.

The obligations of Pledgor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by (a) any subordination,

amendment or modification of or addition or supplement to this Agreement, the Partners’ Exchange Agreement, the Reorganization Agreement or any assignment or transfer thereof; (b) any exercise or non–exercise by the Secured Party of any right, remedy, power or privilege under or in respect of this Agreement, the Partners’ Exchange Agreement, the Reorganization Agreement or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, the Partners’ Exchange Agreement, the Reorganization Agreement or any assignment or transfer of any thereof; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like, of the Company, whether or not Pledgor shall have notice or knowledge of any of the foregoing; (e) any other act or omission to act or delay of any kind by Pledgor, the Secured Party or any other person or any other circumstance whatsoever which might, but for the provisions of this clause (e), constitute a legal and equitable discharge of Pledgor’s obligations hereunder.

SECTION 15 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Pledged Collateral are governed by the law of a jurisdiction other than California.

SECTION 16 Jurisdiction. The parties hereby agree that, unless otherwise set forth in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Northern District of California or any California State court sitting in San Francisco, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of California, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10 shall be deemed effective service of process on such party.

SECTION 17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 18 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 19 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 20 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 21 Termination. (a) Upon the earlier of (i) Pledgor’s death or incapacity, (ii) payment and performance in full of all Obligations, or (iii) the release of all Collateral under Section 5(f), the security interests created under this Agreement shall terminate and Secured Party shall promptly redeliver to Pledgor any of the Pledged Collateral in Secured Party’s possession and shall execute and deliver to Pledgor such documents and instruments reasonably requested by Pledgor as shall be necessary to evidence termination of all security interests given by Pledgor to Secured Party hereunder.

SECTION 22 Joint and Several Liability. When this Agreement is signed by more than one Pledgor, the word “Pledgor” shall mean all and any one or more of them, and the obligations of all persons signing this Agreement shall be joint and several.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

PLEDGOR

Attn:
Fax:
email:

SECURED PARTY

JMP Holdings Inc.

By
Title:

Attn:
Fax:
email:

SCHEDULE 1

to the Stock Pledge Agreement

PLEDGED SHARES

                     stock of                                          being represented by stock certificates as follows:

Certificate No.	Certificate Date	No. of Shares

S-1.